Exhibit 10.17

Confidential

EQUITY PLEDGE AGREEMENT

Regarding

BEIJING HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD.

By and among

HAIYAN GONG

XU LIU and others

And

BEIJING MIYUAN INFORMATION TECHNOLOGY CO., LTD.

February 17, 2011

EQUITY PLEDGE AGREEMENT

This EQUITY PLEDGE AGREEMENT (this “Agreement”) is made on February 17, 2011 in Beijing, the People’s Republic of China (“China” or “PRC”) by and among the following parties:

(1)	HAIYAN GONG
Chinese ID No.: [*****************]*

(2)	XU LIU
Chinese ID No.: [*****************]*

(3)	YONGQIANG QIAN
Chinese ID No.: [*****************]*

(4)	CHENG LI
Chinese ID No.: [*****************]*

(5)	FUPING YU
Chinese ID No.: [*****************]*

(6)	QINGJUN ZHU
Chinese ID No.: [*****************]*

(The above individuals are hereinafter collectively referred to as the “Pledgors”, and individually as a “Pledgor”.)

(7)                                  BEIJING MIYUAN INFORMATION TECHNOLOGY CO., LTD. (the “Pledgee”)

Registered address: Room 408-409, Level 4, 39 Anding Road, Chaoyang District, Beijing

Legal representative: Haiyan GONG

(For the purpose of this Agreement, the above parties are hereinafter individually referred to as a “Party” and collectively as the “Parties”.)

WHEREAS:

(1)                                  The Pledgors are the registered shareholders of Beijing Huaqianshu Information Technology Co., Ltd. (registered address: Room 6552, Building No. 3, 3 Xijing Road, High Tech Park, Shijingshan District Badachu, Beijing; legal representative: Gong Haiyan) (the “Company”) and legally hold all the equity interests in the Company (the “Equity Interests”), whose capital contribution and shareholding percentages in the Company as of the date hereof are set forth in Exhibit I attached hereto.

*  This portion has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

(2)                                  Pursuant to the exclusive purchase option agreement entered into by and among the Pledgors, the Pledgee and the Company on February 17, 2011 (the “Purchase Option Agreement”), to the extent as allowed under the PRC laws, the Pledgors shall, upon request of the Pledgee, transfer to the Pledgee or any other entity or individual designated by the Pledgee all or part of the Equity Interests held by the Pledgors in the Company.

(3)                                 Pursuant to the shareholders’ voting rights entrustment agreement entered into by and among the Pledgee, the Company and the Pledgors on February 17, 2011 (the “Voting Rights Entrustment Agreement”), the Pledgors have entrusted Haiyan GONG with full authority to represent the Pledgors to exercise all of their voting rights enjoyed by the Pledgors as the shareholders of the Company.

(4)                                  Pursuant to an exclusive technology license and services agreement entered into by and between the Pledgee and the Company on February 17, 2011 (the “Services Agreement”), the Company has exclusively engaged the Pledgee to provide relevant technology license and technology support services to it and will pay the relevant fees for such license and services to the Pledgee.

(5)                                  In order to secure the performance of the Contractual Obligations (as defined below) and the repayment of the Secured Indebtedness (as defined below) by the Pledgors and the Company, the Pledgors agree to pledge all of their Equity Interests in the Company to the Pledgee and grant the Pledgee the first priority right of repayment.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I. DEFINITIONS

1.1                     Unless otherwise provided according to the context, in this Agreement, the following terms shall have the meanings given below:

“Contractual Obligations”

refers to all the contractual obligations of the Pledgors under the Purchase Option Agreement, the Voting Rights Entrustment Agreement, and this Agreement; and all the contractual obligations of the Company under the Purchase Option Agreement, the Voting Rights Entrustment Agreement and the Services Agreement.

“Default Event”	refers to any of the following events: (i) violation of any of his/her Contractual Obligations under the Purchase Option

Agreement, the Voting Rights Entrustment Agreement and this Agreement by any of the Pledgors; (ii) violation of any of its Contractual Obligations under the Purchase Option Agreement, the Voting Rights Entrustment Agreement and the Services Agreement by the Company; or (iii) any of the Purchase Option Agreement, the Voting Rights Entrustment Agreement, the Services Agreement or this Agreement becomes invalid or unenforceable due to changes to PRC Laws or promulgation of new PRC Laws or any other reasons and the Pledgee fails to find alternative arrangement to realize its purpose under the Transaction Agreements.

“Equity Pledge”	has the meaning as specified in Article 2.2 hereof.

“Secured Indebtedness”

refers to all direct, indirect, derivative losses and losses of anticipated benefits incurred by the Pledgee due to any Default Event by the Pledgors and/or the Company, the amount of which shall, to the extend as allowed under the PRC Laws, be determined by the Pledgee at its absolute sole discretion, which shall be fully binding upon the Pledgors; and all the expenses incurred by the Pledgee for enforcing the Pledgors and/or the Company to perform the Contractual Obligations.

“Pledges”

refers to all the Equity Interests legally owned by the Pledgors when this Agreement comes into effect, which will be pledged to the Pledgee in accordance with this Agreement in order to secure the performance of the Contractual Obligations by the Pledgors and the Company (the Equity Interests pledged by each Pledgor are set forth in Exhibit I attached hereto); and the increased capital contribution and equity dividends as set forth in Article 2.6 and Article 2.7 hereof.

“PRC Laws”	refers to the laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory instruments of China then in effect.

“Power of Attorney”	has the meaning as specified in Article 12.11 hereof.

“Such Right”	has the meaning as specified in Article 12.6 hereof.

“Transaction Agreements”	refers to the Purchase Option Agreement, the Voting Rights Entrustment Agreement and the Services Agreement.

1.2                     Reference to any PRC Laws hereunder shall be deemed to include:

(1)                      any amendments, changes, extensions and reenactment pertaining to such PRC Laws, whether the effective dates of which are prior to or after the date of this Agreement; and

(2)                      any other decisions, notices and regulations promulgated in accordance with or taking effect as a result of such PRC Laws.

1.3                     Unless otherwise provided in the context hereof, references to the articles, clauses, items and paragraphs in this Agreement shall mean the corresponding articles, clauses, items and paragraphs of this Agreement.

ARTICLE II. EQUITY PLEDGE

2.1                     The Pledgors hereby agree to pledge the Pledges they legally own and have right to dispose of to the Pledgee in accordance with this Agreement, so as to secure the performance of the Contractual Obligations and the repayment of the Secured Indebtedness.

2.2                     The Pledgors warrant that they shall record the equity pledge arrangement (the “Equity Pledge”) hereunder in the shareholder register of the Company on the execution date of this Agreement, and shall use their best endeavors to register such Equity Pledge with the industry and commerce registration authority in accordance with Article 2.3.

2.3                     The Pledgors covenant that they will, within [three (3)] working days after the execution of this Agreement, procure and cooperate with the Company to submit the application to the relevant industry and commerce registration authority for the pledge registration in relation to the Equity Pledge (the “Equity Pledge Registration”), and shall complete the Equity Pledge Registration within reasonable period of time to the extent as allowed under the relevant laws and policies.  The Equity Pledge shall take effect from the completion date of the Equity Pledge Registration.

2.4                     In the event of any possible obvious decrease in the value of the Pledges, which is sufficient to detriment the rights of the Pledgee, the Pledgee may, at any time, require the Pledgors to provide additional security.  In the event that the Pledgors refuse to or are not able to provide such addition security, the Pledgee may represent the Pledgors to auction or sell off the Pledges, and to reach an agreement with the Pledgors to use the proceeds from the auction or sale for prepayment of the Secured Indebtedness or deliver the proceeds to a notary public at the place of the Pledgee for escrow (all expenses arising therefrom shall be borne by the Pledgors).

2.5                     Where any Default Event occurs, the Pledgee shall be entitled to dispose of the Pledges in accordance with Article IV hereof.

2.6                     Without prior consent of the Pledgee, the Pledgors shall not increase the registered capital of the Company.  The increased capital contribution due to the capital increase by the Pledgors shall be within the scope of the Pledges.

2.7                     Without prior consent of the Pledgee, the Pledgors shall not receive any equity dividends or dividends with respect to the Pledges.  The equity dividends or dividends arising from the Pledges distributed to the Pledgors shall be deposited in an account designated by and under the monitor of the Pledgee, to be used as the Pledges for repayment of the Secured Indebtedness.

2.8                     Where any Default Event occurs, the Pledgee shall have the right to dispose of any of the Pledges of any Pledgors in accordance with this Agreement.

ARTICLE III. RELEASE OF PLEDGE

After the Pledgors and the Company sufficiently and fully perform all of their Contractual Obligations, the Pledgee shall, upon the request of the Pledgors, release the pledge hereunder and cooperate with the Pledgors to de-register the Equity Pledge recorded in the shareholders register of the Company and to de-register the Equity Pledge Registration.  The reasonable expenses for release of the pledge shall be borne by the Pledgee.

ARTICLE IV. DISPOSAL OF THE PLEDGES

4.1                     The Pledgors and the Pledgee hereby agree that, in the event of any Default Event, the Pledgee shall, upon serving written notice to the Pledgors, have the right to exercise all rights and powers of remedies it is entitled to under PRC Laws, the Transaction Agreements and this Agreement, including but not limited to being repaid with first priority with the proceeds from auction or sale of the Pledges.  The Pledgee shall not be liable for any loss incurred due to its reasonable exercise of such rights and powers.

4.2                     The Pledgee shall be entitled to appoint its lawyer or other representative in writing to exercise any and all of the above rights and powers, and the Pledgors shall not raise any objection to such arrangement.

4.3                     All the reasonable expenses incurred by the Pledgee arising out of its exercise of any and all of the above rights and powers shall be borne by the Pledgors, and the Pledgee shall be entitled to deduct such actual expenses from the payment it obtains from its exercise of such rights and powers.

4.4                     The payment the Pledgee obtains from its exercise of its rights and powers shall be used in the following orders:

Firstly, to pay all the expenses arising from the disposal of the Pledges and the Pledgee’s exercise of its rights and powers (including but not limited to court fees, legal fees and commissions to the agent);

Secondly, to pay taxes payable due to the disposal of the Pledges; and

Thirdly, to repay the Secured Indebtedness to the Pledgee.

In case there is any remaining amount after the above payments, the Pledgee shall return the remaining amount to the Pledgors or any other person who is entitled to such remaining amount according to laws and regulations, or deliver such remaining amount to a notary public at the place of the Pledgee for escrow (all expenses arising therefrom shall be borne by the Pledgors).

4.5                     The Pledgee shall be entitled to elect to exercise any of its remedies simultaneously or successively.  The Pledgee shall not be obliged to exercise any other remedy prior to the exercise of the auction or sale of the Pledges hereunder.

ARTICLE V. COST AND EXPENSES

All actual expenses in relation to the creation of the Equity Pledge hereunder, including (but not limited to) stamp duty, any other taxes and all legal fees, shall be borne by the Pledgee.

ARTICLE VI. SUSTAINABILITY AND NO WAIVER

The Equity Pledge created hereunder shall be a continuous security, the validity of which shall remain until the Contractual Obligations have been fully performed and the Secured Indebtedness has been fully repaid.  Any waiver or grace granted by the Pledgee to any default by the Pledgors or any delay of the Pledgee in exercising any of its rights under the Transaction Agreements and this Agreement shall not affect the Pledgee’s right under this Agreement and the relevant PRC Laws and the Transaction Agreements to request the Pledgors to strictly perform the Transaction Agreements and this Agreement at any time in the future, or any rights the Pledgee is entitled to due to any future violation of the Transaction Agreements and/or this Agreement by the Pledgors.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES

The Pledgors hereby severally and jointly represent and warrant to the Pledgee as follows:

7.1                     The Pledgors are Chinese citizens with full civil capacity, full and independent legal status and legal capacity and duly authorization to execute, deliver and perform this Agreement, and may act as an eligible party to litigation independently.

7.2                     The Pledgors have the full power and authorization to execute and deliver this Agreement and all other documents relevant to the contemplated transaction hereunder to be executed by them, and to consummate the contemplated transaction hereunder.

7.3                     All reports, documents and information with respect to the Pledgors and all the matters required by this Agreement, provided by the Pledgors to the Pledgee prior to the effectiveness of this Agreement, are true and accurate in all material aspects as of the effective date of this Agreement.

7.4                     All reports, documents and information with respect to the Pledgors and all the matters required by this Agreement, provided by the Pledgors to the Pledgee after the effectiveness of this Agreement, are true, accurate and valid in all material aspects upon providing of such information.

7.5                     Upon effectiveness of this Agreement, the Pledgors are the sole legal owner of the Pledges, who have the right to dispose of the Pledges and any part thereof, and there is no existing dispute regarding the title of the Pledges.

7.6                     Except for the encumbrances created on the Pledges hereunder and the rights created under the Transaction Agreements, there is no any other encumbrance or third party right on the Pledges.

7.7                     The Pledges can be pledged and transferred according to law, and the Pledgors have the sufficient right and power to pledge the Pledges to the Pledgee in accordance with this Agreement.

7.8                     Once duly executed by the Pledgors, this Agreement shall constitute legal, valid and binding obligations on the Pledgors.

7.9                     any third party consent, permit, waiver, authorization or any governmental approval, permit, exemption or registration or filing procedures with any government authorities (if legally required), which is required for the execution and performance of this Agreement and the Equity Pledge hereunder, has been obtained or completed, and will remain in full effect during the term of this Agreement.

7.10               The execution and performance of this Agreement by the Pledgors do not violate or conflict with any laws applicable to the Pledgors, any agreement to which the Pledgor is a party or binding upon the Pledgor’s assets, any court decision, any arbitration award or decision by any administrative authority.

7.11               The Equity Pledge hereunder shall constitute the first priority encumbrance on the Pledges.

7.12               There is no pending or, to the knowledge of the Pledgors, expected lawsuit, legal proceeding or claim against the Pledgors, its assets or the Pledges before any court or arbitral tribunal, nor is there any pending or, to the knowledge of the Pledgors, any expected lawsuit, legal proceeding or claim against the Pledgors, its assets or the Pledges before any government or administrative authority, which will have material or adverse impact on the economic conditions of the Pledgors or their capability to perform their obligations and the security liability hereunder.

7.13               The Pledgors hereby warrant to the Pledgee that, under any circumstances prior to the full performance of the Contractual Obligations or the full repayment of the Secured Indebtedness, the above representations and warranties shall be true and accurate and shall be fully complied with.

ARTICLE VIII. COVENANTS OF THE PLEDGORS

The Pledgors hereby severally covenant to the Pledgee as follows:

8.1                     In order to realize the purposes of this Agreement, the Pledgors shall submit the application to the relevant industry and commerce registration authority for the Equity Pledge Registration in accordance with Article 2.3, and complete the Equity Pledge Registration within reasonable period of time to the extent as allowed under the relevant laws and policies and any other formalities required by laws and regulations for realization of the arrangement hereunder.

8.2                     Without prior written consent of the Pledgee, the Pledgors shall not create or allow to be created any new pledge or any other encumbrance on the Pledges.  Any pledge or other encumbrance created on all or part of the Pledges without prior written consent of the Pledgee shall be invalid.

8.3                     Without prior written notice to and prior written consent of the Pledgee, the Pledgors shall not transfer the Pledges and all contemplated transfer by the Pledgors shall be invalid.  The proceeds received by the Pledgors from such transfer shall be used for prepayment of the Secured Indebtedness or delivered to a third party agreed with the Pledgee for escrow.  Where any of the Pledgors transfers the Pledges held by him/her after obtaining the consent from the Pledgee, the Pledges held by the other Pledgor shall remain governed by this Agreement and unaffected thereby.

8.4                     Where any lawsuit, arbitration or other claim occurs, which may have adverse effect on the Pledgors, the Pledgee’s interests under the Transaction Agreements and this Agreement or the Pledges, the Pledgors covenant that they shall promptly notify the Pledgee in writing as soon as practical and, upon reasonable request from the Pledgee, take all necessary measures to ensure the pledge interests of the Pledgee in the Pledges.

8.5                     The Pledgors shall not take or allow to be taken any conduct or act which may have adverse effect on the Pledgee’s interests under the Transaction Agreements and this Agreement or the Pledges.

8.6                     The Pledgors covenant that, upon reasonable request from the Pledgee, they shall take all necessary measures to execute all necessary documents (including but not limited to a supplementary agreement to this Agreement), so as to ensure the pledge right and interests of the Pledgee in the Pledges and the exercise and realization of such right.

8.7                     In the event of any transfer of any Pledges as a result of the exercise of the pledge right hereunder, the Pledgors shall take all necessary measures to realize such transfer.

ARTICLE IX. CHANGE OF SITUATIONS

As a supplement which shall not conflict with other provisions of the Transaction Agreements and this Agreement, if at any time the Pledgee believes the validity of this Agreement and/or the disposal of the Pledges in accordance with this Agreement becomes illegal or incompliant with such PRC Laws due to promulgation of any new PRC Laws or any change of the existing PRC Laws or construction or application thereof, or due to changes to the relevant registration procedures, the Pledgors shall, according to written instruction and upon reasonable request from the Pledgee, promptly take any measures and/or execute any agreement or other documents, so as to:

(1)                                  maintain the validity of this Agreement;

(2)                                  facilitate the disposal of the Pledges in accordance with this Agreement; and/or;

(3)                                  maintain or realize the intent of this Agreement or the security created hereunder.

ARTICLE X. EFFECTIVENESS AND TERM OF THIS AGREEMENT

10.1               This Agreement shall come into effect upon satisfaction of all the following conditions:

(1)                      this Agreement has been duly executed by the Parties;

(2)                      the Equity Pledge hereunder has been recorded in the shareholder register of the Company according to law.

The Pledgors shall provide the evidence of the registration of such Equity Pledge in the said shareholder register to the Pledgee in the form to the satisfaction of the Pledgee.

10.2               This Agreement shall remain in effect until the full performance of the Contractual Obligations or the full repayment of the Secured Indebtedness.

ARTICLE XI. NOTICE

11.1               All notices, requests, demands and other correspondences required by or in accordance with this Agreement shall be delivered to the relevant Party in writing.

11.2               The above notices or other correspondences shall be deemed to be properly delivered upon sending when delivered through fax or telegraph, upon delivered in person when personally delivered, or at the fifth (5th) day of mailing if sent by mail.

ARTICLE XII. MISCELLANEOUS

12.1              Without the consent of the Pledgors and after serving notice to the Pledgors, the Pledgee may transfer any of its rights and/or obligations hereunder to any third party.  Without prior written consent of the Pledgee, the Pledgors shall not transfer any of its rights, obligations or liabilities hereunder to any third party.  The successor of the Pledgors or the approved transferee (if any) shall continue to perform the Pledgors’ obligations hereunder.

12.2               This Agreement shall be signed in Chinese, with [7] originals.  Each Party shall retain one (1) original of this Agreement.  This Agreement can be signed in more originals for the purpose of registration and filing (if necessary).

12.3               The conclusion, validity, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

12.4               Any dispute arising out of or relating to this Agreement shall be settled by the disputing Parties through consultation. In case the disputing Parties fail to reach an agreement within thirty (30) days of the dispute, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with the arbitration rules of CIETAC then in effect.  The arbitration award shall be final and binding upon the disputing Parties.

12.5               Any right, power and remedy granted to a Party under any provision of this Agreement shall not preclude any other right, power or remedy such Party is entitled to under any laws or regulations or any other provision of this Agreement.  The exercise of its right, power and remedy by a Party shall not preclude the exercise of any other right, power and remedy that such Party is entitled to.

12.6               Any Party’s failure or delay in exercising any of its right, power and remedy (“Such Rights”) under this Agreement or laws shall not result in a waiver of Such Rights, nor shall any single or partial waiver of any Such Right preclude any exercise of Such Right in other manner or the exercise of any other Such Rights by such Party.

12.7               The headings in this Agreement shall be for reference purpose only and shall not be used for or affect the construction of the Agreement in any event.

12.8               Each provision of this Agreement shall be severable and independent of each of the other provision.  In the event that one or several provisions of this

Agreement become invalid, illegal or unenforceable at any time, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected.

12.9               Any amendment or supplement to this Agreement shall be made in writing, and except that the Pledgee transfers its rights hereunder in accordance with Article 12.1, any amendment or supplement to this Agreement shall take effect after being duly executed by the Parties.

12.10         Subject to Article 12.1 above, this Agreement shall be binding upon the legal successor of each Party.

12.11         Upon execution of this Agreement, the Pledgors shall respectively execute a power of attorney (as set forth in Exhibit II attached hereto, the “Power of Attorney”), authorizing any person appointed by the Pledgee (the “Authorized Person”) to represent the Pledgors to execute any and all legal documents required for the exercise of the Pledgee’s rights hereunder according to this Agreement.  Such Power of Attorney shall be kept in the Pledgee’s custody, and where necessary, the Pledgee may submit such Power of Attorney to the relevant government authorities at any time.  Only when the Pledgee delivers written notice to the Pledgors requesting replacement of the Authorized Person, shall the Pledgors promptly revoke the authorization to the existing Authorized Person and authorize the Authorized Person otherwise appointed by the Pledgee to represent the Pledgors to execute any and all legal documents required for the exercise of the Pledgee’s rights hereunder according to this Agreement, and the new Power of Attorney, once executed, shall supersede the original Power of Attorney; except for the above circumstance, the Pledgors shall not revoke the Power of Attorney made to the Authorized Person.

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[Signature Page]

IN WITNESS WHEREOF, this Equity Pledge Agreement has been duly executed by the Parties as of the date and at the place first above written.

Haiyan GONG		Xu LIU

Signature:	/s/ Haiyan Gong	Signature:	/s/ Xu Liu

Yongqiang QIAN		Qingjun ZHU

Signature:	/s/ Yongqiang Qian	Signature:	/s/ Qingjun Zhu

Cheng LI		Fuping YU

Signature:	/s/ Cheng Li	Signature:	/s/ Fuping Yu

BEIJING MIYUAN INFORMATION TECHNOLOGY CO., LTD.
(Company Seal) [seal: Beijing Miyuan Information Technology Co., Ltd.]

Signature:	/s/ Haiyan Gong

Name:
Title:

Exhibit I

Basic Information of the Company

Company Name: Beijing Huaqianshu Information Technology Co., Ltd.

Registered Address: Room 6552, Building No. 3, 3 Xijing Road, High Tech Park, Shijingshan District Badachu, Beijing

Registered Capital: RMB1 million

Legal Representative: Haiyan GONG

Shareholding Structure:

Name of Shareholders	Contribution to Registered Capital			Percentage of Capital Contribution
Haiyan GONG	RMB	[377,400	]	[37.74	]%
Xu LIU	RMB	[29,900	]	[2.99	]%
Yongqiang QIAN	RMB	[451,300	]	[45.13	]%
Cheng LI	RMB	[29,600	]	[2.96	]%
Fuping YU	RMB	[72,000	]	[7.2	]%
Qingjun ZHU	RMB	[39,800	]	[3.98	]%
Total	RMB	1,000,000		100%

Fiscal Year: January 1 to December 31 of a calendar year

Exhibit II

Form of Power of Attorney

I,                      , hereby irrevocably authorize                            [ID No.                        ] to act as my authorized representative to execute all the legal documents relating to the exercise of the shareholder’s rights with respect to all of the equity interests held by me in Shanghai Beijing Huaqianshu Information Technology Co., Ltd. (including but not limited to the transfer of such equity interests to Beijing Miyuan, but excluding attendance of the shareholders’ meeting or exercising the shareholder’s voting right in the shareholders’ meeting).

Signature:

Date:

Power of Attorney

I, Yongqiang QIAN, hereby irrevocably authorize Haiyan GONG [ID No. [*****************]*] to act as my authorized representative to execute all the legal documents relating to the exercise of the shareholder’s rights with respect to all of the equity interests held by me in Shanghai Beijing Huaqianshu Information Technology Co., Ltd. (including but not limited to the transfer of such equity interests to Beijing Miyuan, but excluding attendance of the shareholders’ meeting or exercising the shareholder’s voting right in the shareholders’ meeting).

Signature:	/s/ Yongqiang Qian

Date: March 2, 2011

Power of Attorney

I, Cheng LI, hereby irrevocably authorize Haiyan GONG [ID No. [*****************]*] to act as my authorized representative to execute all the legal documents relating to the exercise of the shareholder’s rights with respect to all of the equity interests held by me in Shanghai Beijing Huaqianshu Information Technology Co., Ltd. (including but not limited to the transfer of such equity interests to Beijing Miyuan, but excluding attendance of the shareholders’ meeting or exercising the shareholder’s voting right in the shareholders’ meeting).

Signature:	/s/ Cheng Li

Date: February 25, 2011

Power of Attorney

I, Xu LIU, hereby irrevocably authorize Haiyan GONG [ID No. [*****************]*] to act as my authorized representative to execute all the legal documents relating to the exercise of the shareholder’s rights with respect to all of the equity interests held by me in Shanghai Beijing Huaqianshu Information Technology Co., Ltd. (including but not limited to the transfer of such equity interests to Beijing Miyuan, but excluding attendance of the shareholders’ meeting or exercising the shareholder’s voting right in the shareholders’ meeting).

Signature:	/s/ Xu Liu

Date: February 25, 2011

Power of Attorney

I, Fuping YU, hereby irrevocably authorize Haiyan GONG [ID No. [*****************]*] to act as my authorized representative to execute all the legal documents relating to the exercise of the shareholder’s rights with respect to all of the equity interests held by me in Shanghai Beijing Huaqianshu Information Technology Co., Ltd. (including but not limited to the transfer of such equity interests to Beijing Miyuan, but excluding attendance of the shareholders’ meeting or exercising the shareholder’s voting right in the shareholders’ meeting).

Signature:	/s/ Fuping Yu

Date: February 25, 2011

Power of Attorney

I, Qingjun ZHU, hereby irrevocably authorize Haiyan GONG [ID No. [*****************]*] to act as my authorized representative to execute all the legal documents relating to the exercise of the shareholder’s rights with respect to all of the equity interests held by me in Shanghai Beijing Huaqianshu Information Technology Co., Ltd. (including but not limited to the transfer of such equity interests to Beijing Miyuan, but excluding attendance of the shareholders’ meeting or exercising the shareholder’s voting right in the shareholders’ meeting).

Signature:	/s/ Qingjun Zhu

Date: February 25, 2011